UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2010
ARCADIA RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32935	88-0331369

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9229 Delegates Row, Suite 260, Indianapolis, Indiana	46240

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (317) 569-8234
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On April 23, 2010 the Registrant’s wholly-owned subsidiary PrairieStone Pharmacy, LLC (“PrairieStone”) entered into a Line of Credit and Security Agreement (the “Credit Agreement”) with H. D. Smith Wholesale Drug Co. (“H. D. Smith”), its new primary supplier of pharmaceutical products. Under the terms of the Credit Agreement PrairieStone may borrow, including amounts payable to H. D. Smith under product purchasing terms, up to $5 million from H. D. Smith through April 23, 2013. Beginning April 1, 2011, borrowings under the Credit Agreement will be limited based upon a borrowing base of its assets as defined in the Credit Agreement. Such amounts are secured by a lien on the assets of PrairieStone, and are guaranteed by the Registrant, which guarantee is secured by a pledge of Registrant’s membership units of and interest in PrairieStone. Amounts borrowed under the Credit Agreement will accrue interest at the greater of the prime rate plus 3% or 7%, which interest will be capitalized through April 1, 2011 and then paid currently without principal on a monthly basis until April 30, 2012. Beginning May 1, 2012 outstanding principal will be paid monthly with interest until all interest and principal is paid. Borrowings may be prepaid, without penalty at any time, and may be accelerated in the event of certain events of default as described in the Credit Agreement, including violation of certain financial covenants applicable to PrairieStone effective beginning in 2012.
In conjunction with the Credit Agreement, the Registrant has granted 500,000 common stock purchase warrants to H. D. Smith at $0.40 per share, and potentially up to 500,000 additional warrants at the lower of $0.40 or the preceding 10-day average of closing prices per share of its common stock on March 31, 2011, the exact number of warrants to depend upon the value of assets in PrairieStone’s borrowing base when compared to outstanding borrowings under the Credit Agreement on that date. Each of the warrants will be exercisable during a 5-year period following their respective grants.
A press release issued by the Registrant in connection with its new prime vendor agreement and Credit Agreement with H. D. Smith, along with copies of the Credit Agreement and associated documents, including the Line of Credit Note, Continuing Guarantee, Pledge Agreement and the Common Stock Purchase Warrants are attached as exhibits hereto.
Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release dated April 26, 2010

2.1	Line of Credit and Security Agreement dated April 23rd, 2010 by and between PrairieStone Pharmacy, LLC and H. D. Smith Wholesale Drug Co.

2.2	Line of Credit Note dated April 23, 2010 made in favor of H.D. Smith by PrairieStone Pharmacy, LLC

2.3	Guaranty dated April 23, 2010, by Arcadia Resources, Inc., in favor of H. D. Smith Wholesale Drug Co.

2.4	Pledge Agreement dated April 23rd, 2010 by and between Arcadia Resources, Inc. and H. D. Smith Wholesale Drug Co.

2.5	Common Stock Purchase Warrant No. 99 dated April 23rd, 2010 to H. D. Smith Wholesale Drug Co.

2.6	Common Stock Purchase Warrant No. 100 dated April 23rd, 2010 to H. D. Smith Wholesale Drug Co.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.
By:	/s/ Matthew Middendorf
Matthew R. Middendorf
Its:	Chief Financial Officer, Treasurer and Secretary

Dated: April 28, 2010